UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 30, 2011

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

OGE Energy Corp. (the "Company") is the parent company of Oklahoma Gas and Electric Company ("OG&E"), a regulated electric utility with approximately 789,000 customers in Oklahoma and western Arkansas, and OGE Enogex Holdings LLC and its subsidiaries ("Enogex"), a midstream natural gas pipeline business with principal operations in Oklahoma.

On December 6, 2011, the Company announced that Peter B. Delaney, 57, Chairman and Chief Executive Officer ("CEO") of the Company as well as CEO of Enogex, will resume the position of President of the Company and OG&E effective January 1, 2012 upon the previously reported retirement of Danny P. Harris. Mr. Delaney has served as Chairman and CEO of the Company since September 2007 as well as CEO of Enogex since 2002. From January 2007 to November 2010, Mr. Delaney also served as President of the Company and OG&E and during 2006 and 2007, Mr. Delaney served as Executive Vice President and Chief Operating Officer of the Company and OG&E. For further information, see the related press release furnished as Exhibit 99.01 and incorporated herein by reference.

On November 30, 2011, Stephen E. Merrill, Vice President of Human Resources and Corporate Relations of the Company and OG&E, announced that he will resign from that position and will return to Enogex as the Chief Operating Officer of Enogex effective December 5, 2011. Prior to serving in his role as Vice President of Human Resources and Corporate Relations, Mr. Merrill served as Chief Financial Officer of Enogex. Paul Renfrow, previously Vice President of Public Affairs of the Company and OG&E, will add human resources to his responsibilities and will serve as Vice President of Public Affairs and Human Resources. For further information, see the related press release furnished as Exhibit 99.01 and incorporated herein by reference.

On December 1, 2011, the Company entered into a consulting agreement with Danny P. Harris, who will be retiring as President and Chief Operating Officer of the Company and OG&E effective December 31, 2011. The term of the agreement will extend to December 31, 2012. Under the terms of the agreement, Mr. Harris agreed to serve as a director of Enogex Holdings LLC and to consult and advise on specific matters requested by the Company's CEO. In consideration for performing such services, Mr. Harris will receive $75,000 for serving on the Enogex Holdings LLC Board of Directors as well as $400 per hour, not to exceed $275,000, for consulting services requested by the CEO.

Item 8.01. Other Events.

On December 2, 2011, the Company announced that OG&E and Oklahoma State University ("OSU") reached an agreement to provide wind power to the Stillwater campus. If approved by the Oklahoma Corporation Commission ("OCC"), the 20-year agreement will provide wind power to help meet the current and future power generation needs of OSU. The project calls for OG&E to contract with NextEra Energy to build a 60-megawatt wind farm near Blackwell, Oklahoma, to support the OSU project in which NextEra will build, own and operate the wind farm and OG&E will purchase the electric output. An application requesting approval of the OSU agreement and the NextEra Energy contract was filed on December 1, 2011 with the OCC. For further information, see the related press release furnished as Exhibit 99.02 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated December 6, 2011, announcing OGE Energy Corp. announces executive changes.
99.02	Press release dated December 2, 2011, announcing OG&E and Oklahoma State University sign agreement to add wind power to support the university's sustainability efforts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

December 6, 2011